UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 28, 2013

EHEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 EAST MIDDLEFIELD ROAD

MOUNTAIN VIEW, CALIFORNIA 94043

(Address of principal executive offices)        (Zip Code)

(650) 584-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Lease

On May 28, 2013, eHealth, Inc., a Delaware corporation (the “Company”), entered into a First Amendment to the Lease Agreement (the “Lease Amendment”) with 340 Middlefield, LLC (the “Landlord”) to amend the Lease Agreement dated March 23, 2012 between the Company and the Landlord (the “Lease Agreement”), relating to the construction and lease of office spaces located at 340 East Middlefield Road, Mountain View, California (the “Premise”). Among other things, the Lease Amendment added certain environmental disclosures to the Lease Agreement, established the rentable square footage of the Premise to be 18,272 square feet and the monthly base rent for the first twelve months of the lease to be $51,161.60 per month, and set forth certain conditions related to pre-term access to the Premise by the Company with a targeted commencement date of the lease term of August 1, 2013.

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is attached hereto as Exhibit 10.19.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.19.1	First Amendment to the Lease Agreement, effective as of May 28, 2013, between eHealth, Inc. and 340 Middlefield, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2013	/s/ Stuart M. Huizinga
Stuart M. Huizinga
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.19.1	First Amendment to the Lease Agreement, effective as of May 28, 2013, between eHealth, Inc. and 340 Middlefield, LLC.